Exhibit 10.7

Allens > < Linklaters

Deed of Amendment and

Restatement

JBS Australia Pty Limited

J&F Australia Pty Limited

Deed of Amendment and Restatement

Cattle Purchase and Sale Agreement

Allens

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Deed of Amendment and Restatement	Allens > < Linklaters

Table of Contents

1. Interpretation	2

2. Amendments	3

3. Remaining Provisions Unaffected	3

4. Governing Law and Jurisdiction	3

5. Counterparts	3

Schedule	4
Cattle Purchase and Sale Agreement	4

Page (i)

Deed of Amendment and Restatement	Allens > < Linklaters

Date	21ST JANUARY 2013

Parties

1.	JBS Australia Pty Limited (ACN 011 062 338) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (JBS)

2.	J&F Australia Pty Limited (ACN 150 917 285) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (J&F)

Recitals

A	The parties are parties to an agreement dated 14 June 2011 (as varied by an agreement dated 1 December 2011, an agreement dated 4 June 2012 and an agreement dated 4 September 2012) under which JBS agrees to purchase cattle from J&F and J&F agrees to sell cattle to JBS (the Principal Agreement).

B	The parties wish to amend and restate the Principal Agreement in the manner set out in this Deed.

It is agreed as follows.

1.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

(f)	A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

Deed of Amendment and Restatement	Allens > < Linklaters

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(k)	Unless otherwise set out in this Agreement, all references to time are to Brisbane time.

(l)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put it forward.

2.	Amendments

With effect from the date of this Deed the Principal Agreement is amended to read as set out in the schedule.

3.	Remaining Provisions Unaffected

Except as specifically amended by this Deed, the provisions of the Principal Agreement remain in full force and effect.

4.	Governing Law and Jurisdiction

This Deed is governed by the laws of Queensland. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

5.	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Deed of Amendment and Restatement	Allens > < Linklaters

Schedule

Cattle Purchase and Sale Agreement

Cattle Purchase and Sale Agreement

JBS Australia Pty Limited

J&F Australia Pty Limited

Cattle Purchase and Sale Agreement

Table of Contents

1. Purchase/Sale of Cattle	2

1.1 Purchase of Cattle	2
1.2 Delivery	2

2. Price	3

2.1 Price	3
2.2 GST	3

3. Invoicing and Payment	3

3.1 Invoicing	3
3.2 Payment	3

4. Term	3

4.1 Term	3
4.2 Termination	3
4.3 JBS’ Cure Period	4
4.4 J&F’s Cure Period	4

5. Record Keeping	4

6. Cattle Quality	4

7. Intellectual Property	4

7.1 JBS Common Law Rights	4
7.2 Licence of Common Law Rights	5
7.3 Purpose of Licences	5

8. Force Majeure	5

9. Relationship of the Parties	5

10. Indemnity	5

11. Confidentiality	5

12. Notices	6

13. Entire Agreement	6

14. Assignment	7

15. No Waiver	7

16. Further Assurances	7

17. Severability	7

18. Governing Law and Jurisdiction	7

19. Counterparts	7

Schedule 1 – Prices	9

Cattle Purchase and Sale Agreement

Date	21ST JANUARY 2013

Parties

1.	JBS Australia Pty Limited (ACN 011 062 338) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (JBS)

2.	J&F Australia Pty Limited (ACN 150 917 285) incorporated in Queensland of 1 Lock Way, Riverview, Queensland (J&F)

Recitals

A	JBS carries on the business of meat processor, purchasing and processing cattle and marketing beef and related product and operating a feedlot business.

B	JBS desires to purchase cattle from J&F and J&F desires to sell cattle to JBS, on the terms and conditions set out in this agreement.

C	The parties agree as follows:

1.	Purchase and Sale of Cattle

1.1	Purchase and Sale

(a)	JBS agrees to buy and J&F agrees to sell and deliver:

(i)	a base amount of not less than 200,000 head of cattle during each calendar year beginning on 01 June 2011 (with purchases for the calendar year ended December 31, 2011 to be not less than 100,000 head) and

(ii)	such additional cattle already delivered at a relevant time by or on behalf of J&F to JBS or one of its subsidiaries (or owned by J&F and located at feedyards owned or controlled by JBS or one of its subsidiaries) pursuant to any other arrangements between the parties - for example for feedlot services, as are agreed in writing between the parties at that time.

(b)	If requested by JBS, J&F may also sell cattle to JBS in excess of the cattle sold and purchased in the preceding paragraph of this clause 1.1 at the price agreed by the parties for those cattle.

(c)	In respect of any particular head or lot of cattle, a sale does not take place unless and until the sale is evidenced in writing by an invoice or such other document or documents as agreed by the parties from time to time.

1.2	Delivery

J&F shall deliver to JBS all cattle sold pursuant to this agreement at a JBS feedlot another location nominated by JBS (on reasonable notice prior to the relevant delivery).

Cattle Purchase and Sale Agreement

2.	Price

2.1	Price

Subject to clause 1.1(b), the price payable by JBS for each head of cattle will be calculated in accordance with Schedule 1.

2.2	GST

Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

To the extent that any supply made under or in connection with this agreement is a taxable supply, the recipient must pay, in addition to the consideration to be provided under this agreement for that supply (unless it expressly includes GST) an amount equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

3.	Invoicing and Payment

3.1	Invoicing

J&F will provide a tax invoice to JBS on each date that the cattle are delivered by J&F for sale pursuant to this Agreement, for the cattle so delivered.

3.2	Payment

JBS must pay each J&F invoice within 7 days after receiving it, by way of electronic funds transfer from JBS’ bank account or in such other reasonable manner as required by J&F from time to time.

4.	Term

4.1	Term

This Agreement shall commence on the date of execution by both parties and subject to earlier termination under this Agreement as provided by clause 4.2, shall continue in force until May 30, 2016.

4.2	Termination

(a)	This Agreement may be terminated by either party immediately by notice in writing to the other party if the other party is in breach of any term of this Agreement (“the defaulting party”), but if such breach is capable of remedy, such termination may only be effected only after the defaulting party has failed to remedy that breach within thirty (30) days of receipt by it of a written notice from the other party requiring the defaulting party to remedy the breach;

Cattle Purchase and Sale Agreement

(b)	The termination of this Agreement under this clause shall be without prejudice to:

(i)	the rights of each party against the other party which may have accrued up to the date of such termination, and any other remedies at law that are not excluded by this Agreement; and

(ii)	the provisions of this Agreement which expressly or impliedly survive termination of this Agreement.

4.3	JBS’ Cure Period

If there is a material breach by JBS, J&F may terminate the Agreement pursuant to clause 4.2, but on up to 6 months’ notice. If such notice is given, JBS must continue to purchase and pay for cattle as provided in this Agreement that are delivered by J&F to JBS for that period following delivery of any notice of termination given under this clause.

4.4	J&F’s Cure Period

If there is a material breach by J&F, JBS may terminate this Agreement pursuant to clause 4.2 but on up to 6 months’ notice. If such notice is given, J&F shall continue to be obligated to sell and deliver cattle to JBS for that period following delivery of any notice of termination given under this clause so long as J&F is paid as provided in this Agreement for the cattle delivered;

5.	Record Keeping

J&F will, upon reasonable notice by JBS, permit JBS or any other person that JBS may from time to time nominate by notice to J&F, to inspect the accounts and records kept by J&F in relation to the Business for the purpose of auditing any statement given pursuant to this agreement.

JBS will, upon reasonable notice by J&F, permit J&F or any other person that J&F may from time to time nominate by notice to JBS, to inspect the accounts and records kept by JBS in relation to the Business for the purpose of auditing any statement given pursuant to this agreement.

6.	Cattle Quality

J&F will not deliver to JBS any cattle pursuant to this Agreement that have been condemned by the Australian Department of Agriculture, Fisheries and Forestry or any other regulatory authority over the beef industry.

7.	Intellectual Property

7.1	JBS Common Law Rights

J&F acknowledges that JBS has common law rights in the Trade Mark specified in Annexure A.

Cattle Purchase and Sale Agreement

7.2	Licence of Common Law Rights

JBS grants to J&F for the duration of the Term a revocable and non-exclusive licence of the use of JBS trade mark for the purposes of the Business.

7.3	Purpose of Licences

The parties acknowledge that the licence granted under this clause is limited solely to the purpose of carrying on the Business and for no other purpose.

8.	Force Majeure

Neither J&F nor JBS shall be liable for, or deemed to be in default under this Agreement or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or any other cause beyond each party’s reasonable control, and without fault or negligence of J&F or JBS. Each party shall use reasonable efforts to minimise the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party advised in a timely way as to minimisation and removal of such conditions.

9.	Relationship of the Parties

This Agreement shall not be interpreted as constituting a partnership, joint venture, association or any other relationship in which one or more of JBS and J&F may (except as specifically provided for in this Agreement) be liable generally for the acts or omissions of any other party.

10.	Indemnity

J&F shall indemnify and hold JBS harmless from and against any and all costs, liabilities, losses, claims, actions, suits, proceedings or demands whatsoever (including legal fees and costs on a full indemnity basis) which may be brought or commenced against J&F, its related bodies corporate, its affiliates, its officers, directors, employees or agents in connection with this agreement.

11.	Confidentiality

Each party agrees to keep confidential and not disclose the contents of this agreement to any person without the prior written consent of the other party.

Notwithstanding the foregoing, nothing requires a party to keep confidential or prevents a party from disclosing the contents of this agreement if:

a)	the law requires disclosure;

b)	the disclosure is to the party’s officers or employees who need to have access to the information for the purpose of this agreement;

Cattle Purchase and Sale Agreement

c)	the disclosure is to a party’s professional advisor who owes that party a duty of confidentiality;

d)	the disclosure is by the party to its members, any investor, financier, or other person involved in its business and that person has previously agreed to keep confidential the terms of this agreement.

The operation of this clause will survive completion of this agreement.

12.	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)	must be in writing and signed by the sender or a person duly authorised by the sender;

(b)	must be addressed and delivered to the intended recipient at the following address:

(i)	to JBS:	JBS Australia Pty Limited:

		Attention:	Chief Executive Officer

		Address:	01 Lock Way, Riverview

Queensland, 4303

(ii)	to J&F	J&F Australia Pty Limited:

		Attention:	Director

		Address:	01 Lock Way, Riverview

Queensland, 4303

(c)	will be taken to be duly given or made when delivered, received or left at the above address. If delivery or receipt occurs on a day that is not a business day in the place to which the Notice is sent or is later than 4pm (local time) at that place, it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

13.	Entire Agreement

This Agreement contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct and prior agreements and understandings between the parties in connection with its subject matter.

Cattle Purchase and Sale Agreement

14.	Assignment

Neither party may assign this Agreement or any of its rights and obligations under this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, either Party may (i) assign this agreement to any wholly owned subsidiary without any prior written consent and (ii) may grant liens in all of its right, title and interest in and to this Agreement to secure its indebtedness and other obligations.

15.	No Waiver

No failure to exercise nor any delay in exercising any right, power or remedy under this Agreement operates as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

16.	Further Assurances

Each party must do anything (including executing agreements and documents) necessary or desirable to give full effect to this Agreement and the transactions contemplated by it.

17.	Severability

Any provision of, or the application of any provision of these conditions which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

18.	Governing Law and Jurisdiction

This Agreement is governed by the laws of Queensland. Each party submits to the jurisdiction of courts exercising jurisdiction there, and waives any right to claim that those courts are an inconvenient forum.

19.	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Cattle Purchase and Sale Agreement

Executed in

Executed by JBS Australia Pty Limited:

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY

Executed by J&F Australia Pty Limited:

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY

Cattle Purchase and Sale Agreement

Schedule 1 – Prices

Prices will be calculated as follows:

Item	Description	Beef City	Mungindi	Caroona	Prime City	Riverina Beef	Yambinya
a	Prime Cost of Feeder	at cost	at cost	at cost	at cost	at cost	at cost
b	Shared Service & Feeding Cost	at cost	at cost	at cost	at cost	at cost	at cost
c	Total (a+b)
d	Mark up – a percentage between 2.00% and 5.00% (inclusive) determined by J&F from time to time.
e	Total payable by JBS (c*d + c)

Cattle Purchase and Sale Agreement

Annexure A

JBS Trade Mark

Deed of Amendment and Restatement	Allens > < Linklaters

Executed and delivered as a Deed

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by JBS Australia Pty Limited (ACN 011 062 338):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by J&F Australia Pty Limited (ACN 150 917 285):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY